EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                     ACCELL




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Form S-1 registration statement of Global Green, Inc. our report dated March 26, 2013 on our audit of the financial statements of Global Green, Inc. as of December 31, 2012 and 2011 and the results of its operations and cash flows for the years then ended and for the period from inception (July 12, 2004) to December 31, 2012, and the reference to us under the caption "Experts".


/s/ Accell Audit & Compliance, P.A.



Tampa, Florida
May 30, 2013
































--------------------------------------------------------------------------------
         4868 West Gandy Boulevard * Tampa, Florida 33611 * 813-440-6380
--------------------------------------------------------------------------------